As filed with the Securities and Exchange Commission on August 18, 1999

                                       Registration No. 333-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                PROVANTAGE HEALTH SERVICES, INC.
       (Exact Name of Registrant as Specified in Charter)

     Delaware                                     54-1508848
(State of Incorporation)             (I.R.S. Employer Identification No.)

13555 Bishops Court, Suite 201
    Brookfield, Wisconsin                           53005
(Address of Principal Executive Offices)          (Zip Code)

              ____________________________________

                PROVANTAGE HEALTH SERVICES, INC.
                  1999 STOCK INCENTIVE PLAN
              ____________________________________

                        Jeffrey A. Jones
                ProVantage Health Services, Inc.
                 13555 Bishops Court, Suite 201
                  Brookfield, Wisconsin 53005
                         (414) 784-4600
(Name, address and telephone number, including area code, of agent for service)

                              With copies to:

  Randall J. Erickson             Patricia Nussle                Richard D. Schepp
  Godfrey & Kahn, S.C.        ProVantage Health Services, Inc.   ShopKo Stores, Inc.
780 North Water Street        13555 Bishops Court, Suite 201       700 Pilgrim Way
Milwaukee, Wisconsin 53202     Brookfield, Wisconsin 53005     Green Bay, Wisconsin 54304
 (414) 273-3500                    (414) 784-4600                  (920) 497-2211

                CALCULATION OF REGISTRATION  FEE

   Title             Amount        Proposed         Proposed         Amount of
of securities        to be     maximum offering  maximum aggregate  Registration
to be registered   registered   price per share   offering price       fee

Common Stock,
$0.01 par value    1,750,000      $12.22(1)        $21,385,000.00   $5,945.03(1)

(1) The registration fee is calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The registration fee is based on the average of the high and low price of a share of ProVantage Health Services, Inc. common stock on
     August 16, 1999 on the New York Stock Exchange, as reported in the Midwest Edition of The Wall Street
     Journal on August 17, 1999.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The following documents are incorporated by reference in this Registration Statement:

          (a) The Registrant's Prospectus dated July 14, 1999 filed pursuant to Rule 424(b)(4) under the Securities
     Act  of  1933,  as  amended  (the "Securities Act"); and

          (b)   The  description  of  the  Registrant's
     common   stock   contained  in  the   Registrant's
     Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of
     1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation
Law (the "DGCL") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs,
Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     The Registrant's Restated Certificate of
Incorporation provides that an officer or director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Registrant or its stockholders, nor does it relieve the Registrant or its officers or directors from compliance with federal or state securities laws.

     The Registrant's Amended and Restated Bylaws generally provide that the Registrant shall indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding (each, a "Proceeding") by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another entity, against all expenses, liabilities and losses reasonably incurred or suffered by such person in connection with such Proceeding.

     An officer or director shall not be entitled to indemnification by the Registrant if (i) the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, or (ii) with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

     The Registrant has entered into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the Amended and Restated Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers to the full extent permitted by Delaware law for any claims, liabilities, damages, judgments, penalties, fines, settlements, disbursements or expenses (including attorneys' fees) incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant.

     In addition, the Registrant has directors' and officers' liability insurance that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable restrictions.

Item 8.  Exhibits

          4     ProVantage Health Services, Inc. 1999 Stock Incentive Plan

          5     Opinion of Godfrey & Kahn, S.C.

          23.1  Consent of Deloitte & Touche LLP

          23.2  Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

          24    Powers of Attorney


Item 9.  Undertakings *

     The Registrant hereby undertakes:

     (a)   (1)   To  file, during any period  in  which
     offers  or  sales are being made, a post-effective
     amendment   to  this  Registration  Statement   to
     include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement.

          (2)  That, for the purpose of determining any
     liability under the Securities Act, each such post-
     effective amendment shall be deemed to  be  a  new
     registration statement relating to the  securities
     offered
     therein,  and  the  offering   of   such
     securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  To remove from registration by means of
     a  post-effective amendment any of the  securities
     being  registered  which  remain  unsold  at   the
     termination of the offering.

     (b)    That,  for  purposes  of  determining   any
     liability under the Securities Act, each filing of
     the Registrant's annual report pursuant to Section
     13(a) or Section 15(d) of the Exchange Act that is
     incorporated  by  reference  in  the  Registration
     Statement shall be deemed to be a new registration
     statement  relating  to  the  securities   offered
     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)   Insofar  as indemnification for  liabilities
     arising  under the Securities Act may be permitted
     to  directors, officers and controlling persons of
     the   Registrant   pursuant  to   the   provisions
     described in Item 6 of this Registration Statement
     or otherwise, the Registrant has been advised that
     in  the  opinion  of the Securities  and  Exchange
     Commission such indemnification is against  public
     policy as expressed in the Securities Act and  is,
     therefore,  unenforceable.  In the  event  that  a
     claim for indemnification against such liabilities
     (other  than  the  payment by  the  Registrant  of
     expenses  incurred or paid by a director,  officer
     or  controlling  person of the Registrant  in  the
     successful   defense  of  any  action,   suit   or
     proceeding) is asserted by such director,  officer
     or  controlling  person  in  connection  with  the
     securities being registered, the Registrant  will,
     unless  in  the opinion of its counsel the  matter
     has  been settled by controlling precedent, submit
     to   a  court  of  appropriate  jurisdiction   the
     question  whether such indemnification  by  it  is
     against   public  policy  as  expressed   in   the
     Securities Act and will be governed by the final adjudication of such issue.



     *  Paragraphs correspond to Item 512 of Regulation S-K.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 16, 1999.

                                  PROVANTAGE HEALTH SERVICES, INC.


                                By:  /s/ Jeffrey A. Jones*
                                   --------------------------
                                   Jeffrey A. Jones,
                                   President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                   Title                          Date


/s/ Dale P. Kramer*        Chairman of the Board            August 16, 1999
--------------------
Dale P. Kramer


/s/ Jeffrey A. Jones*      President and Chief Executive     August 16, 1999
-----------------------    Officer and a Director
Jeffrey A. Jones           (Principal Executive Officer
                           and Principal Financial Officer)


/s/ Peter J. Beste*        Vice President and  Controller    August 16, 1999
-----------------------    (Prinicipal Accounting Officer)
Peter J. Beste


/s/ Jeffrey C. Girard*      Director                         August 16, 1999
-----------------------
Jeffrey C. Girard


/s/ William  J. Podany*     Director                         August 16, 1999
-----------------------
William J. Podany


                            Director                         August ___, 1999
-----------------------
Gregory H. Wolf


By: /s/ Patricia Nussle                                      August 16, 1999
------------------------
  Patricia Nussle
  Attorney-In-Fact*

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                     EXHIBIT INDEX

Exhibits

4      ProVantage Health Services, Inc. 1999 Stock Incentive Plan

5      Opinion of Godfrey & Kahn, S.C.

23.1   Consent of Deloitte & Touche LLP

23.2   Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

24     Powers of Attorney